PROFIT PARTICIPATION AGREEMENT BY AND BETWEEN

分红协议书

GO SOLAR USA, INC.

协议双方：GO SOLAR USA, INC.

AND YOSION

和 YOSION（韶生科技）

This Profit Participation Agreement is entered into as of the 14 day of October, 2010 by and between GO SOLAR USA, INC. (GSLR) and YOSION, a Chinese company.

本分红协议书签署于 2010 年__月__日，协议双方为美国的 GO SOLAR USA, INC.（以下简称为 GSLR）和中国的 YOSIAN（韶生科技）公司：

WHEREAS, GSLR is in the business of identifying and developing new energy solutions, and

鉴于 GSLR 致力于识别和发展新能源解决方案行业，并且

WHEREAS, YOSION is in the business of developing cell phone technologies.

鉴于韶生科技公司致力于发展新型移动通讯设备技术行业，

THEREFORE, the Parties agree as follows:

因此，双方同意以下内容达成协议：

Agreement. GSLR shall pay to YOSION $5,000 for six consecutive months for the right to receive 5% of future net profits generated by Yosion. The term net profits is hereby defined as the

future net income of Yosion as defined by U.S. Generally Accepted Accounting Principles (US GAAP).

对价：GSLR 为获得 YOSION 全年的 5%财务净利润的权利，并且同意将连续六个月向 YOSION 每月支付$5,000。此处的净利润一词将按照美国通用会计准则(US GAAP)对 Yosion 全年的财务净利润进行定义。

Funding. The monthly payments shall be paid to YOSION within the first 10 business days of each month. The first payment shall be made within 10 business days of both parties having signed a copy of this agreement.

资金方面：应当在双方签署此协议书后首次 10 个工作日内向 YOSION 进行月度支付。首次支付应在此协议书签署后的 10 个工作日内进行。

Jurisdiction. This Option Agreement shall be governed by the laws of the state of Texas with venue in Harris County, Texas.

管辖权：此期权协议书应受美国德克萨斯州哈里斯地区法律管辖。

Severability. If any provision of this Profit Participation Agreement is found by a court of law to be unenforceable, the remainder of the agreement shall remain in full force and effect. The provision found to be unenforceable shall be construed within the confines of the law to have an effect as near as possible to the original effect of this Agreement.

条款独立性：如果此分红协议书中的任何规定被认为不具备法律效力，则协议中的其余条款仍然具有完全的效力。不具备法律效力的条款应在合法范围内进行解释，并尽可能按照签署此协议的本意执行。

Multiple Originals. The Parties may sign separate copies of this Document and such multiple originals shall be considered as a single agreement by and between the Parties.

多个正本：合作双方可以签署这份文件的单个副本，且多个正本应视为双方间签署的单独协议。

Name of Company: YOSION

公司名称：YOSIAN（轩宇科技）公司

By: ______________________________

Name: Title: President

代表签字：______________________________

姓名： 职务：

GO SOLAR USA. INCORPORATION

GO SOLAR USA. INCORPORATION

By: ______________________________

TYSON ROHDE, Chairman

代表签字：______________________________

TYSON ROHDE，董事长